Exhibit (8)(tt)(iii)
AMENDMENT TO PARTICIPATION AGREEMENT
     This AMENDMENT TO PARTICIPATION AGREEMENT (the “Amendment”) is made and entered into as of the 1st day of May, 2008, by and among ANNUITY INVESTORS LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the “Fund,” formerly Morgan Stanley Universal Funds, Inc.) and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the “Adviser,” formerly Morgan Stanley Asset Management Inc.).
     WHEREAS, the Company, the Fund and the Adviser have entered into a Participation Agreement dated as of May 1, 1997, as such agreement may be amended from time to time (the “Participation Agreement”); and
     WHEREAS, the Company, the Fund and the Adviser wish to amend the Participation Agreement in certain respects.
     NOW, THEREFORE, in consideration of their mutual promises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Fund and the Adviser agree to amend the Participation Agreement as follows:
     1. Schedule A of the Participation Agreement is unchanged but restated in its entirety in the attached Schedule A.
     2. Schedule B of the Participation Agreement is deleted and replaced in its entirety with the attached Schedule B.
     3. Except as provided herein, the Participation Agreement shall remain in full force and effect. This Amendment and the Participation Agreement, as amended, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof. In the event of any conflict between the terms of this Amendment and the Participation Agreement, the terms of this Amendment shall control.
     4. This Amendment may be amended only by written instrument executed by each party hereto.
     5. This Amendment shall be effective as of the date written above.
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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

ANNUITY INVESTORS LIFE INSURANCE COMPANY
By:	/s/ John P. Gruber
	Name:	John P. Gruber
	Title:	Senior Vice President, General Counsel & Chief Compliance Officer

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
By:	/s/ Ronald E. Robison
	Name:	Ronald E. Robison
	Title:	President

MORGAN STANLEY INVESTMENT MANAGEMENT INC.
By:	/s/ Ronald E. Robison
	Name:	Ronald E. Robison
	Title:	Managing Director

SCHEDULE A
PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL
FUNDS. INC. AVAILABLE UNDER THIS AGREEMENT
Class I Shares
Core Plus Fixed Income Portfolio
Mid Cap Growth Portfolio
U.S. Mid-Cap Value Portfolio
U.S Real Estate Portfolio
Value Portfolio

A-1

SCHEDULE B
SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and	Form Number and Name of
Date Established by Board of Directors	Contract Funded by Separate Account

Annuity Investors Variable Account A (May 26, 1995)	A800(NQ96)-3 The Commodore Americus Individual Flexible Premium Deferred Variable Annuity

A800(Q96)-3 The Commodore Americus Individual Flexible Premium Deferred Variable Annuity

G800(95)-3 The Commodore Nauticus Group Flexible Premium Deferred Variable Annuity

Annuity Investors Variable Account B (December 19, 1996)	A801-BD(NQ Rev. 3/97)-3 The Commodore Navigator Individual Flexible Premium Deferred Variable Annuity

A801-BD (Q Rev. 3/97)-3 The Commodore Navigator Individual Flexible Premium Deferred Variable Annuity

G801-BD(97)-3 The Commodore Navigator Group Flexible Premium Deferred Variable Annuity

A802(NQ98)-3 The Commodore Independence Individual Flexible Premium Deferred Variable Annuity

B-1

Name of Separate Account and	Form Number and Name of
Date Established by Board of Directors	Contract Funded by Separate Account

Annuity Investors Variable Account B	A802(Q98)-3 The Commodore Independence Individual Flexible Premium Deferred Variable Annuity

G802(99)-3 The Commodore Independence Group Flexible Premium Deferred Variable Annuity

A803(NQ98)-3 The Commodore Advantage Individual Flexible Premium Deferred Variable Annuity

A803(Q98)-3 The Commodore Advantage Individual Flexible Premium Deferred Variable Annuity

G803(98)-3 The Commodore Advantage Group Flexible Premium Deferred Variable Annuity

Annuity Investors Variable Account C (November 7, 2001)	The Commodore Helmsman Individual Flexible Premium Deferred Variable Annuity (P1805001NW) (Non-Qualified)

The Commodore Helmsman Individual Flexible Premium Deferred Variable Annuity (P1805101NW) (Qualified)

The Commodore Majesty Individual Flexible Premium Deferred Variable Annuity (P1805201NW) (Non-Qualified)

The Commodore Majesty Individual Flexible Premium Deferred Variable Annuity (P1805301NW) (Qualified)

B-2

Name of Separate Account and	Form Number and Name of
Date Established by Board of Directors	Contract Funded by Separate Account

Annuity Investors Variable Account C (November 7, 2001)	Flex(b) Individual Flexible Premium Deferred Variable Annuity P1814707NW (Qualified and Non-Qualified)

Transition 20 Individual Flexible Premium Deferred Variable Annuity P1814507NW (Qualified and Non-Qualified)

ContributorPlus Individual Flexible Premium Deferred Variable Annuity P1814807NW (Qualified and Non-Qualified)

Access 100 Individual Flexible Premium Deferred Variable Annuity P1814607NW (Qualified and Non-Qualified)

Total Group Group Flexible Premium Deferred Variable Annuity G2012108NW/C2012208NW (Qualified and Non-Qualified)

B-3